Western Alliance Reports Second Quarter 2015 Financial Performance
PHOENIX--(BUSINESS WIRE)--July 27, 2015--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the second quarter 2015.

•	Net income of $34.7 million and earnings per share of $0.39

•
Operating net income of $43.5 million and earnings per share of $0.49, excluding merger charges, debt valuation adjustments, gains on other real estate[1], and operating performance of Bridge Capital Holdings ("Bridge")

•	Bridge merger, completed on June 30, 2015, increased total assets, gross loans, and deposits by $2.20 billion, $1.45 billion, and $1.74 billion, respectively

Second Quarter 2015 Highlights:

•	Pre-tax, pre-provision operating earnings of $59.9 million, up from $54.5 million in the first quarter 2015, and up 26.3% from $47.4 million in the second quarter 2014[1]

•	Net operating revenue of $114.4 million, constituting year-over-year growth of 15.1%, or $15.0 million, compared to an increase in operating expenses of 4.9%, or $2.6 million[1]

•	Net interest margin of 4.41%, compared to 4.35% in the first quarter 2015, and 4.39% in the second quarter 2014

•	Efficiency ratio of 44.6%, compared to 46.7% in the first quarter 2015, and 49.3% in the second quarter 2014[1]

•
Total loans of $10.36 billion, including $1.45 billion acquired from Bridge and loans held for sale of $39 million, with organic loan growth for the quarter of $95 million and $515 million for the first six months of 2015

•	Total deposits of $11.41 billion, including $1.74 billion acquired from Bridge, and organic deposit growth flat during the second quarter and $734 million for the first six months of 2015

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.88% of total assets, from 1.11% at March 31, 2015, and from 1.23% at June 30, 2014

•	Net loan recoveries (annualized) to average loans outstanding of 0.13%, compared to 0.06% in the first quarter 2015, and 0.09% in the second quarter 2014

•
Qualifying debt of $208 million, an increase of $168 million from March 31, 2015 due to the issuance of $150 million in subordinated debt and $11 million in junior subordinated debt assumed in the Bridge merger

•
Common Equity Tier 1 ratio of 9.1% and Total Capital ratio of 12.2%, compared to 9.0% and 11.3%, respectively, at March 31, 2015 under Basel III federal regulatory standards, which became effective on January 1, 2015

•	Stockholders' equity of $1.51 billion, an increase of $463 million from March 31, 2015, including $431 million related to the Bridge acquisition, and an increase of $557 million from June 30, 2014

•	Tangible book value per share, net of tax, of $11.25, an increase of 4.9% from $10.72 at March 31, 2015, and an increase of 24.7% from $9.02 at June 30, 2014[1]

Financial Performance
“Once again, Western Alliance delivered strong performance with key metrics driving record operating earnings and efficiency in the second quarter,” commented Robert Sarver, Chief Executive Officer and Chairman of Western Alliance Bancorporation. “Our earnings power, as measured by pre-tax, pre-provision income was up $12.5 million, or 26.3%, from a year ago. Our operating efficiency, at under 45%, is among the best in the industry. We also experienced our sixth consecutive quarter of net loan recoveries."
Sarver continued, “We are very pleased to welcome our new colleagues from Bridge Bank. Bridge provides Western Alliance with a strong Northern California presence and impressive lending capabilities, particularly in the technology space, as well as new fee revenue and low-cost deposit generation opportunities. Combining these new opportunities with our existing performance momentum, we are confident that our combined company will continue to deliver superior results for our shareholders.”
Acquisition of Bridge Capital Holdings
Results include the acquisition of Bridge on June 30, 2015, which increased total assets, gross loans, and deposits by $2.20 billion, $1.45 billion, and $1.74 billion, respectively. However, the acquisition had no effect on the Company's results of operations, except for merger charges incurred related to the acquisition. Pursuant to accounting guidance, acquired net assets are recorded at estimated fair value as of the acquisition date. The estimated fair value of certain net assets are preliminary and are subject to measurement period adjustments. The results of operations from Bridge will be included in the Company's results beginning on July 1, 2015.
Income Statement
Net interest income was $108.7 million in the second quarter 2015, an increase of $5.6 million from $103.1 million in the first quarter 2015, and an increase of $14.8 million, or 15.8%, compared to the second quarter 2014. The Company’s net interest margin increased in the second quarter 2015 to 4.41%, compared to 4.35% in the first quarter 2015, and 4.39% in the second quarter 2014.
Operating non-interest income was $5.7 million for both the second and first quarters of 2015, compared to $5.5 million for the second quarter 2014.1
Net operating revenue was $114.4 million for the second quarter 2015, compared to $108.8 million for the first quarter 2015, and an increase of $15.0 million compared to $99.4 million for the second quarter 2014.1
Operating non-interest expense was $54.6 million for the second quarter 2015, compared to $54.2 million for the first quarter 2015, and $52.0 million for the second quarter 2014.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 44.6% for the second quarter 2015, an improvement from 46.7% for the first quarter 2015, and from 49.3% for the second quarter 2014.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2015, the Company’s pre-tax, pre-provision operating earnings were $59.9 million, up from $54.5 million in the first quarter 2015, and up 26.3% from $47.4 million in the second quarter 2014.1
On June 29, 2015, Western Alliance Bank ("WAB"), the operating subsidiary of the Company, issued $150.0 million of subordinated debt at a fixed rate of 5.00% until July 15, 2020. After July 15, 2020 and through maturity or early redemption of the subordinated notes, the notes will bear interest at a floating rate of 3.20% above 90 day LIBOR. The subordinated debt is due July 15, 2025 and was recorded net of related issuance costs of $1.6 million. Given the pricing of 90 day LIBOR plus 3.20%, the Company reviewed the methodology for calculating the estimated fair value of its outstanding junior subordinated debt, which was priced at 30 day LIBOR plus 5.96% as of March 31, 2015 under fair value option accounting.  Considering the significantly lower spread of WAB’s newly issued subordinated debt, that the Company’s debt is junior in subordination, and that the debt was issued by the parent company rather than the insured depository, the Company adjusted the spread for valuation purposes to 30 day LIBOR plus 4.69%, which is between the 90 day LIBOR plus 3.20% rate achieved on the WAB subordinated debt and 30 day LIBOR plus 5.96% rate that was previously used.  This spread reduction resulted in a non-cash, non-recurring debt valuation loss of $7.7 million. This charge had no effect on regulatory capital.
The other significant non-operating items for the second quarter 2015 consisted of merger / restructure expense of $7.8 million incurred in connection with the acquisition of Bridge and a net gain on sales and valuations of repossessed and other assets of $1.2 million.
The Company had 1,411 full-time equivalent employees and 48 offices at June 30, 2015, compared to 1,112 employees and 39 offices at June 30, 2014.

Balance Sheet
Gross loans totaled $10.36 billion at June 30, 2015, including $1.45 billion acquired from Bridge and loans held for sale of $39 million, and organic loan growth of $515 million from December 31, 2014. At June 30, 2015, the allowance for credit losses was 1.11% of total loans, compared to 1.27% at March 31, 2015, and 1.40% at June 30, 2014, reflecting an improvement in the Company’s asset quality profile and historical losses. Consistent with GAAP, the allowance for credit losses on acquired loans is not carried over in an acquisition as acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans, was 1.35% at June 30, 2015, compared to 1.45% at December 31, 2014.1
The acquisition of Bridge added $260 million of goodwill and $15 million of core deposit intangible assets, which are preliminary amounts that are subject to measurement period adjustments over the next year. Goodwill was allocated to the Northern California and Central Business Lines segments based on the balances of loans and deposits as of June 30, 2015 and core deposit intangible assets were allocated to these segments based on core deposit balances. Total goodwill and core deposit intangible assets allocated to the Northern California and Central Business Lines segments were $155 million and $119 million, respectively, as of June 30, 2015.
Deposits totaled $11.41 billion at June 30, 2015, including $1.74 billion acquired from Bridge, and organic deposit growth of $734 million from December 31, 2014. Non-interest bearing deposits were $3.92 billion at June 30, 2015, compared to $2.66 billion at March 31, 2015, and $2.28 billion at June 30, 2014. Non-interest bearing deposits comprised 34.4% of total deposits at June 30, 2015, compared to 27.5% at March 31, 2015, and 26.9% at June 30, 2014. The increase in the proportion of the Company's non-interest bearing deposits was due to the Bridge acquisition as 68.3% of Bridge's deposits were non-interest bearing. The proportion of savings and money market accounts decreased to 41.5% from 42.6% at March 31, 2015, and from 42.9% at June 30, 2014. Certificates of deposit as a percentage of total deposits were 15.3% at June 30, 2015, compared to 20.2% at March 31, 2015, and 20.8% at June 30, 2014. The Company’s ratio of loans to deposits was 90.8% at June 30, 2015, compared to 91.3% at March 31, 2015, and 89.1% at June 30, 2014.
Borrowings totaled $70 million at June 30, 2015, a decrease of $206 million from $275 million at March 31, 2015, and a decrease of $268 million from $338 million at June 30, 2014. The decrease from the prior quarter is due to the payoff of FHLB advances, resulting in a loss on extinguishment of debt of $0.1 million. Qualifying debt increased to $208 million at June 30, 2015, from $41 million at March 31, 2015, primarily due to the issuance of $150 million of subordinated debt and $11 million in junior subordinated debt assumed from Bridge.
Stockholders’ equity at June 30, 2015 was $1.51 billion, compared to $1.05 billion at March 31, 2015, and $958 million at June 30, 2014. The merger with Bridge increased stockholders' equity by $431 million, primarily due to the issuance of 12.5 million shares of the Company's common stock.
At June 30, 2015, tangible common equity, net of tax, was 8.7% of tangible assets1 and total capital under Basel III federal regulatory standards was 12.2% of risk-weighted assets. The Company’s tangible book value per share1 was $11.25 at June 30, 2015, up 24.7% from June 30, 2014.
Total assets increased 19.7% to $13.47 billion at June 30, 2015, from $11.25 billion at March 31, 2015, and increased 34.4% from $10.02 billion at June 30, 2014. The increase in total assets was primarily related to the merger with Bridge, which increased total assets by $2.20 billion.
Asset Quality
There was no provision for credit losses for the second quarter 2015, compared to $0.7 million in the first quarter 2015, and $0.5 million for the second quarter 2014. Net loan recoveries in the second quarter 2015 were $3.0 million, or 0.13% of average loans (annualized), compared to $1.2 million, or 0.06%, in the first quarter 2015, respectively, and $1.5 million, or 0.09%, for the second quarter 2014, respectively.
Nonaccrual loans decreased $1.3 million to $59.4 million during the quarter, including Bridge. Loans past due 90 days and still accruing interest totaled $8.3 million at June 30, 2015, compared to $3.7 million at March 31, 2015, and $3.0 million at June 30, 2014. Loans past due 30-89 days and still accruing interest totaled $4.0 million at quarter end, a decrease from $14.1 million at March 31, 2015, and a decrease from $5.1 million at June 30, 2014.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 18.5% at June 30, 2015, from 20.3% at March 31, 2015, and from 24.5% at June 30, 2014.1

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. As a result of the acquisition of Bridge on June 30, 2015, former Bridge activities were allocated between the newly formed Northern California segment and the Central Business Lines ("CBL") segment. As a substantial portion of Bridge's balance sheet is generated from nationally-focused business lines, the Technology and Energy Infrastructure lines of Bridge's business are included in the CBL segment. Substantially all of the remaining assets and liabilities are included in the Northern California segment. The Southern California segment represents legacy Western Alliance operations in California, excluding two branches located in northern California, which are now included in the Northern California segment.
The Arizona, Nevada, Southern California, and Northern California segments provide full service banking and related services to their respective markets. The Company's CBL segment provides specialized banking services to niche markets and, as of June 30, 2015, includes the Technology and Energy Infrastructure operations of Bridge. These CBLs are managed centrally and are broader in geographic scope compared to our other segments, though still predominately located within our core market areas. The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and CBL segments include loan and deposit growth, asset quality, and pre-tax income.
Arizona reported a gross loan balance of $2.43 billion at June 30, 2015, an increase of $91 million during the last six months, and an increase of $302 million during the last 12 months. Deposits were $2.37 billion at June 30, 2015, an increase of $192 million during the last six months, and an increase of $255 million during the last 12 months. Pre-tax income was $17.8 million and $17.3 million for the three months ended June 30, 2015 and 2014, respectively, and $33.6 million and $29.9 million for the six months ended June 30, 2015 and 2014, respectively.
Nevada reported a gross loan balance of $1.76 billion at June 30, 2015, an increase of $93 million during the last six months, and an increase of $79 million during the last 12 months. Deposits were $3.32 billion at June 30, 2015, an increase of $86 million during the last six months, and an increase of $129 million during the last 12 months. Pre-tax income was $20.5 million and $17.7 million for the three months ended June 30, 2015 and 2014, respectively, and $37.2 million and $34.2 million for the six months ended June 30, 2015 and 2014, respectively.
Southern California reported a gross loan balance of $1.66 billion at June 30, 2015, an increase of $107 million during the last six months, and an increase of $145 million during the last 12 months. Deposits were $1.95 billion at June 30, 2015, an increase of $202 million during the last six months, and an increase of $281 million during the last 12 months. Pre-tax income was $12.5 million and $12.6 million for the three months ended June 30, 2015 and 2014, respectively, and $24.4 million and $21.9 million for the six months ended June 30, 2015 and 2014, respectively.
Northern California reported a gross loan balance of $1.08 billion at June 30, 2015, an increase of $879 million during the last six months, and an increase of $898 million during the last 12 months. Deposits were $1.55 billion at June 30, 2015, an increase of $966 million during the last six months, and an increase of $1.16 billion during the last 12 months. Results of operations for Northern California includes the Company's two previously existing northern California branch operations and does not include the results of operations of Bridge. Pre-tax income was $2.8 million and $1.4 million for the three months ended June 30, 2015 and 2014, respectively, and $5.3 million and $2.5 million for the six months ended June 30, 2015 and 2014, respectively.
CBL, which includes the Technology and Energy Infrastructure operations of Bridge, reported a gross loan balance of $3.39 billion at June 30, 2015, an increase of $798 million during the last six months, and an increase of $1.44 billion during the last 12 months. Deposits were $1.95 billion at June 30, 2015, an increase of $999 million during the last six months, and an increase of $1.06 billion during the last 12 months. Pre-tax income was $14.0 million and $6.8 million for the three months ended June 30, 2015 and 2014, respectively, and $27.3 million and $12.1 million for the six months ended June 30, 2015 and 2014, respectively.
Attached to this press release is summarized financial information for the quarter ended June 30, 2015.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2015 financial results at 12:00 p.m. ET on Monday, July 27, 2015. Participants may access the call by dialing 1-888-317-6003 and using passcode 7737999 or via live audio webcast using the website link http://services.choruscall.com/links/wal150724.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 27th through 9:00 a.m. ET August 27th by dialing 1-877-344-7529 passcode: 10068074.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our acquisition of Bridge Capital Holdings, the performance of the combined company, and any guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $10 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest growing bank holding companies in the U.S. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior, personalized services and a full spectrum of deposit, lending, treasury management and online banking products and services. Western Alliance Bank operates five full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The Company also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equipment Finance, Public Finance, Resort Finance, Technology Finance, Energy Infrastructure Group, Mortgage Warehouse Lending and Alliance Association Bank. For more information visit westernalliancebancorp.com.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	June 30, 2015	June 30, 2014	Change %
	(in millions)
Total assets	$13,470.1	$10,023.6	34.4%
Total loans, net of deferred fees	10,360.7	7,544.5	37.3
Securities and money market investments	1,531.9	1,606.7	(4.7)
Total deposits	11,406.7	8,469.5	34.7
Borrowings	69.5	337.5	(79.4)
Qualifying debt	208.4	42.7	388.1
Stockholders' equity	1,514.7	957.7	58.2
Tangible common equity, net of tax (1)	1,150.8	791.3	45.4

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2015	2014	Change %	2015	2014	Change %
	(in thousands)			(in thousands)
Interest income	$116,618	$101,973	14.4%	$227,580	$200,674	13.4%
Interest expense	7,900	8,075	(2.2)	15,754	15,999	(1.5)
Net interest income	108,718	93,898	15.8	211,826	184,675	14.7
Provision for credit losses	—	507	(100.0)	700	4,007	(82.5)
Net interest income after provision for credit losses	108,718	93,391	16.4	211,126	180,668	16.9
Non-interest income	(2,191)	5,598	(139.1)	3,742	10,171	(63.2)
Non-interest expense	61,209	52,241	17.2	115,242	101,728	13.3
Income from continuing operations before income taxes	45,318	46,748	(3.1)	99,626	89,111	11.8
Income tax expense	10,599	10,706	(1.0)	24,717	21,330	15.9
Income from continuing operations	34,719	36,042	(3.7)	74,909	67,781	10.5
Loss on discontinued operations, net of tax	—	(504)	(100.0)	—	(1,158)	(100.0)
Net income	$34,719	$35,538	(2.3)	$74,909	$66,623	12.4
Diluted earnings per share from continuing operations	$0.39	$0.41	(4.9)	$0.84	$0.77	9.1
Diluted loss per share from discontinued operations	—	(0.01)		—	(0.01)
Diluted earnings per share available to common stockholders	$0.39	$0.40	(2.5)	$0.84	$0.76	10.5

Common Share Data:
	At or for the Three Months Ended June 30,			At or for the Six Months Ended June 30,
	2015	2014	Change %	2015	2014	Change %
Diluted earnings per share available to common stockholders	$0.39	$0.40	(2.5)%	$0.84	$0.76	10.5%
Book value per common share	14.12	9.30	51.8
Tangible book value per share, net of tax (1)	11.25	9.02	24.7
Average shares outstanding (in thousands):
Basic	88,177	86,501	1.9	88,059	86,379	1.9%
Diluted	88,682	87,333	1.5	88,567	87,229	1.5
Common shares outstanding	102,291	87,774	16.5

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended June 30,			At or for the Six Months Ended June 30,
	2015	2014	Change %	2015	2014	Change %
Selected Performance Ratios:
Return on average assets (1)	1.24%	1.46%	(15.1)%	1.37%	1.39%	(1.4)%
Return on average tangible common equity (2)	14.10	18.62	(24.3)	15.61	17.98	(13.2)
Net interest margin (1)	4.41	4.39	0.5	4.38	4.40	(0.5)
Net interest spread	4.28	4.26	0.5	4.25	4.27	(0.5)
Efficiency ratio - tax equivalent basis (2)	44.63	49.34	(9.5)	45.63	50.10	(8.9)
Loan to deposit ratio	90.83	89.08	2.0

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (1)	(0.13)%	(0.09)%	44.4%	(0.10)%	(0.05)%	100.0%
Nonaccrual loans to gross loans	0.58	0.85	(31.8)
Nonaccrual loans and repossessed assets to total assets	0.88	1.23	(28.5)
Loans past due 90 days and still accruing to total loans	0.08	0.04	100.0
Allowance for credit losses to gross loans	1.11	1.40	(20.7)
Allowance for credit losses to nonaccrual loans	193.62	164.64	17.6

Capital Ratios (2):
	Basel III		Basel I
	June 30, 2015	March 31, 2015	June 30, 2014
Tangible common equity	8.7%	8.5%	7.9%
Common Equity Tier 1 (3)	9.1	9.0	9.0
Tier 1 Leverage ratio (3)	10.0	9.8	10.0
Tier 1 Capital (3)	10.2	10.2	11.2
Total Capital (3)	12.2	11.3	12.5

(1)	Annualized for the three and six month periods ended June 30, 2015 and 2014.
(2)	See Reconciliation of Non-GAAP Financial Measures.
(3)	Basel III capital ratios are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(dollars in thousands)
Interest income:
Loans	$105,468	$90,583	$205,859	$177,387
Investment securities	9,276	10,894	19,064	22,219
Other	1,874	496	2,657	1,068
Total interest income	116,618	101,973	227,580	200,674
Interest expense:
Deposits	5,362	4,930	10,508	9,595
Borrowings	2,087	2,702	4,354	5,540
Junior subordinated debt	451	443	892	864
Total interest expense	7,900	8,075	15,754	15,999
Net interest income	108,718	93,898	211,826	184,675
Provision for credit losses	—	507	700	4,007
Net interest income after provision for credit losses	108,718	93,391	211,126	180,668
Non-interest income:
Service charges	3,128	2,758	6,017	5,319
Bank owned life insurance	772	959	1,749	1,908
Gains (losses) on sales of investment securities, net	55	(163)	644	203
Unrealized (losses) gains on assets and liabilities measured at fair value, net	(7,885)	235	(8,194)	(1,041)
Loss on extinguishment of debt	(81)	—	(81)	—
Other	1,820	1,809	3,607	3,782
Total non-interest income	(2,191)	5,598	3,742	10,171
Non-interest expenses:
Salaries and employee benefits	32,406	31,751	64,947	61,306
Occupancy	4,949	4,293	9,762	8,979
Legal, professional and directors' fees	4,611	4,192	8,606	7,831
Data Processing	2,683	2,580	5,809	5,309
Insurance	2,274	2,087	4,364	4,480
Loan and repossessed asset expenses	1,284	889	2,374	2,036
Card expense	613	530	1,087	1,130
Marketing	463	506	840	1,065
Intangible amortization	281	302	562	899
Net (gain) loss on sales and valuations of repossessed and other assets	(1,218)	184	(1,569)	(2,363)
Merger / restructure expense	7,842	26	8,001	183
Other	5,021	4,901	10,459	10,873
Total non-interest expense	61,209	52,241	115,242	101,728
Income from continuing operations before income taxes	45,318	46,748	99,626	89,111
Income tax expense	10,599	10,706	24,717	21,330
Income from continuing operations	$34,719	$36,042	$74,909	$67,781
Loss from discontinued operations, net of tax	—	(504)	—	(1,158)
Net income	$34,719	$35,538	$74,909	$66,623
Preferred stock dividends	247	352	423	705
Net income available to common stockholders	$34,472	$35,186	$74,486	$65,918
Diluted net income per share	$0.39	$0.40	$0.84	$0.76

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(in thousands, except per share data)
Interest income:
Loans	$105,468	$100,391	$99,099	$94,436	$90,583
Investment securities	9,276	9,788	10,455	10,535	10,894
Other	1,874	783	597	583	496
Total interest income	116,618	110,962	110,151	105,554	101,973
Interest expense:
Deposits	5,362	5,146	5,245	5,172	4,930
Borrowings	2,087	2,267	2,314	1,866	2,702
Junior subordinated debt	451	441	447	443	443
Total interest expense	7,900	7,854	8,006	7,481	8,075
Net interest income	108,718	103,108	102,145	98,073	93,898
Provision for credit losses	—	700	300	419	507
Net interest income after provision for credit losses	108,718	102,408	101,845	97,654	93,391
Non-interest income:
Service charges	3,128	2,889	2,791	2,457	2,758
Bank owned life insurance	772	977	1,464	1,136	959
Gains (losses) on sales of investment securities, net	55	589	373	181	(163)
Unrealized (losses) gains on assets and liabilities measured at fair value, net	(7,885)	(309)	1,357	896	235
Loss on extinguishment of debt	(81)	—	—	(502)	—
Other	1,820	1,787	2,432	1,824	1,809
Total non-interest income	(2,191)	5,933	8,417	5,992	5,598
Non-interest expenses:
Salaries and employee benefits	32,406	32,541	33,094	32,230	31,751
Occupancy	4,949	4,813	4,698	4,479	4,293
Legal, professional, and directors' fees	4,611	3,995	3,425	3,022	4,192
Data Processing	2,683	3,126	2,345	2,404	2,580
Insurance	2,274	2,090	2,386	1,996	2,087
Loan and repossessed asset expenses	1,284	1,090	1,486	901	889
Card expense	613	474	678	609	530
Marketing	463	377	857	378	506
Intangible amortization	281	281	281	281	302
Net (gain) loss on sales and valuations of repossessed and other assets	(1,218)	(351)	(1,102)	(1,956)	184
Merger / restructure expense	7,842	159	—	15	26
Other	5,021	5,438	7,594	5,419	4,901
Total non-interest expense	61,209	54,033	55,742	49,778	52,241
Income from continuing operations before income taxes	45,318	54,308	54,520	53,868	46,748
Income tax expense	10,599	14,118	14,111	12,949	10,706
Income from continuing operations	$34,719	$40,190	$40,409	$40,919	$36,042
Loss from discontinued operations, net of tax	—	—	—	—	(504)
Net income	$34,719	$40,190	$40,409	$40,919	$35,538
Preferred stock dividends	247	176	329	353	352
Net Income available to common stockholders	$34,472	$40,014	$40,080	$40,566	$35,186
Diluted net income per share	$0.39	$0.45	$0.46	$0.46	$0.40

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(in millions)
Assets:
Cash and due from banks	$700.2	$492.4	$164.4	$258.8	$379.3
Securities purchased under agreement to resell	58.1	—	—	—	—
Cash and cash equivalents	758.3	492.4	164.4	258.8	379.3
Securities and money market investments	1,531.9	1,453.7	1,547.8	1,597.3	1,606.7
Loans held for sale	39.4	—	—	—	—
Loans held for investment:
Commercial	4,759.7	3,725.2	3,532.3	3,293.2	3,028.0
Commercial real estate - non-owner occupied	2,195.0	2,113.8	2,052.6	1,993.3	1,934.0
Commercial real estate - owner occupied	2,019.3	1,818.0	1,732.9	1,620.3	1,603.4
Construction and land development	1,002.7	842.9	748.1	671.8	609.1
Residential real estate	320.6	292.2	299.4	317.5	328.6
Consumer	24.0	26.5	33.0	33.4	41.4
Gross loans and deferred fees, net	10,321.3	8,818.6	8,398.3	7,929.5	7,544.5
Allowance for credit losses	(115.1)	(112.1)	(110.2)	(109.2)	(105.9)
Loans, net	10,206.2	8,706.5	8,288.1	7,820.3	7,438.6
Premises and equipment, net	116.0	114.3	113.8	112.1	109.6
Other assets acquired through foreclosure, net	59.3	63.8	57.1	51.8	59.3
Bank owned life insurance	161.1	142.9	142.0	143.2	142.5
Goodwill and other intangibles, net	300.0	25.6	25.9	26.2	26.5
Other assets	297.9	252.7	261.4	279.1	261.1
Total assets	$13,470.1	$11,251.9	$10,600.5	$10,288.8	$10,023.6
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$3,924.4	$2,657.4	$2,288.0	$2,246.7	$2,278.8
Interest bearing:
Demand	1,001.3	936.5	854.9	809.4	794.8
Savings and money market	4,733.9	4,121.0	3,869.7	3,685.0	3,637.4
Time certificates	1,747.1	1,947.4	1,918.4	1,956.5	1,758.5
Total deposits	11,406.7	9,662.3	8,931.0	8,697.6	8,469.5
Customer repurchase agreements	42.2	47.2	54.9	53.0	53.7
Total customer funds	11,448.9	9,709.5	8,985.9	8,750.6	8,523.2
Securities sold short	57.6	—	—	—	—
Borrowings	69.5	275.2	390.3	330.8	337.5
Qualifying debt	208.4	40.7	40.4	41.8	42.7
Accrued interest payable and other liabilities	171.0	175.2	183.0	162.5	162.5
Total liabilities	11,955.4	10,200.6	9,599.6	9,285.7	9,065.9
Stockholders' Equity:
Preferred stock	70.5	70.5	70.5	141.0	141.0
Common stock and additional paid-in capital	1,269.0	831.9	828.3	807.2	803.4
Retained earnings	159.9	125.5	85.5	45.4	4.8
Accumulated other comprehensive income	15.3	23.4	16.6	9.5	8.5
Total stockholders' equity	1,514.7	1,051.3	1,000.9	1,003.1	957.7
Total liabilities and stockholders' equity	$13,470.1	$11,251.9	$10,600.5	$10,288.8	$10,023.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(in thousands)
Balance, beginning of period	$112,098	$110,216	$109,161	$105,937	$103,899
Provision for credit losses	—	700	300	419	507
Recoveries of loans previously charged-off:
Commercial and industrial	681	916	1,499	1,053	1,254
Commercial real estate - non-owner occupied	335	277	229	1,226	1,052
Commercial real estate - owner occupied	1,403	106	43	553	196
Construction and land development	1,373	157	1,268	182	498
Residential real estate	1,184	533	261	768	314
Consumer	24	40	64	34	191
Total recoveries	5,000	2,029	3,364	3,816	3,505
Loans charged-off:
Commercial and industrial	1,771	393	1,743	110	1,039
Commercial real estate - non-owner occupied	—	—	—	158	99
Commercial real estate - owner occupied	—	—	270	35	230
Construction and land development	—	—	8	—	78
Residential real estate	218	400	377	423	523
Consumer	53	54	211	285	5
Total loans charged-off	2,042	847	2,609	1,011	1,974
Net loan recoveries	(2,958)	(1,182)	(755)	(2,805)	(1,531)
Balance, end of period	$115,056	$112,098	$110,216	$109,161	$105,937

Net recoveries to average loans outstanding - annualized	(0.13)%	(0.06)%	(0.04)%	(0.15)%	(0.09)%
Allowance for credit losses to gross loans	1.11	1.27	1.31	1.38	1.40
Nonaccrual loans	$59,425	$60,742	$67,659	$75,092	$64,345
Repossessed assets	59,335	63,759	57,150	51,787	59,292
Loans past due 90 days, still accruing	8,284	3,730	5,132	3,558	3,001
Loans past due 30 to 89 days, still accruing	4,006	14,137	9,804	16,500	5,123
Classified loans on accrual	101,165	76,090	90,393	107,776	133,220
Special mention loans	132,313	100,345	97,504	98,265	90,534

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$8,837.7	$105,468	5.06%	$7,178.3	$90,583	5.29%
Securities (1)	1,423.6	9,276	3.06	1,629.9	10,894	3.08
Other	309.4	1,874	2.42	292.4	496	0.68
Total interest earning assets	10,570.7	116,618	4.71	9,100.6	101,973	4.75
Non-interest earning assets
Cash and due from banks	118.6			138.7
Allowance for credit losses	(114.9)			(105.0)
Bank owned life insurance	143.2			141.8
Other assets	459.1			462.0
Total assets	$11,176.7			$9,738.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$971.6	$414	0.17%	$791.5	$385	0.19%
Savings and money market	4,213.0	2,975	0.28	3,583.5	2,691	0.30
Time certificates of deposit	1,834.4	1,973	0.43	1,700.4	1,854	0.44
Total interest-bearing deposits	7,019.0	5,362	0.31	6,075.4	4,930	0.32
Short-term borrowings	177.8	1,774	3.99	236.2	216	0.37
Long-term debt	111.0	313	1.13	280.4	2,486	3.55
Junior subordinated debt	40.8	451	4.42	42.8	443	4.14
Total interest-bearing liabilities	7,348.6	7,900	0.43	6,634.8	8,075	0.49
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,593.5			2,045.5
Other liabilities	148.4			126.7
Stockholders’ equity	1,086.2			931.1
Total liabilities and stockholders' equity	$11,176.7			$9,738.1
Net interest income and margin		$108,718	4.41%		$93,898	4.39%
Net interest spread			4.28%			4.26%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $7,878 and $6,029 for the three months ended June 30, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended June 30,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$8,693.1	$205,859	5.01%	$7,036.5	$177,387	5.28%
Securities (1)	1,451.3	19,064	3.07	1,640.7	22,219	3.11
Other	223.3	2,657	2.38	251.6	1,068	0.85
Total interest earnings assets	10,367.7	227,580	4.68	8,928.8	200,674	4.76
Non-interest earning assets
Cash and due from banks	118.3			138.1
Allowance for credit losses	(113.0)			(103.1)
Bank owned life insurance	142.8			141.4
Other assets	454.6			447.6
Total assets	$10,970.4			$9,552.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$945.9	$808	0.17%	$778.3	$768	0.20%
Savings and money market	4,062.1	5,751	0.28	3,518.3	5,254	0.30
Time certificates of deposits	1,884.6	3,949	0.42	1,660.2	3,573	0.43
Total interest-bearing deposits	6,892.6	10,508	0.30	5,956.8	9,595	0.32
Short-term borrowings	177.6	3,525	3.97	201.8	345	0.34
Long-term debt	156.2	829	1.06	291.0	5,195	3.57
Junior subordinated debt	40.6	892	4.39	42.4	864	4.08
Total interest-bearing liabilities	7,267.0	15,754	0.43	6,492.0	15,999	0.49
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,482.3			2,049.8
Other liabilities	162.7			102.2
Stockholders’ equity	1,058.4			908.8
Total liabilities and stockholders' equity	$10,970.4			$9,552.8
Net interest income and margin		$211,826	4.38%		$184,675	4.40%
Net interest spread			4.25%			4.27%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $15,267 and $11,734 for the six months ended June 30, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheets:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
At June 30, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2.3	$10.2	$2.6	$2.1	$—	$2,273.0	$2,290.2
Loans, net of deferred loan fees and costs	2,432.8	1,761.9	1,659.9	1,077.5	3,388.0	40.6	10,360.7
Less: allowance for credit losses	(31.7)	(23.0)	(21.7)	(3.2)	(34.9)	(0.6)	(115.1)
Total loans	2,401.1	1,738.9	1,638.2	1,074.3	3,353.1	40.0	10,245.6
Other assets acquired through foreclosure, net	18.6	23.4	—	1.6	—	15.7	59.3
Goodwill and other intangible assets, net	—	25.4	—	155.2	119.4	—	300.0
Other assets	43.7	63.0	13.8	15.7	27.9	410.9	575.0
Total assets	$2,465.7	$1,860.9	$1,654.6	$1,248.9	$3,500.4	$2,739.6	$13,470.1
Liabilities:
Deposits	$2,369.9	$3,316.9	$1,946.8	$1,550.2	$1,945.1	$277.8	$11,406.7
Borrowings and qualifying debt	—	—	—	—	—	277.9	277.9
Other liabilities	20.3	29.2	3.5	8.4	77.6	131.8	270.8
Total liabilities	2,390.2	3,346.1	1,950.3	1,558.6	2,022.7	687.5	11,955.4
Allocated equity:	268.2	221.7	182.1	180.7	339.5	322.5	1,514.7
Total liabilities and stockholders' equity	$2,658.4	$3,567.8	$2,132.4	$1,739.3	$2,362.2	$1,010.0	$13,470.1
Excess funds provided (used)	(192.7)	(1,706.9)	(477.8)	(490.4)	1,138.2	1,729.6	—

No. of offices	11	18	9	3	7	—	48
No. of full-time equivalent employees	219	280	196	199	138	379	1,411

At December 31, 2014
Assets:
Cash, cash equivalents, and investment securities	$2.3	$5.0	$2.2	$0.3	$—	$1,702.4	$1,712.2
Loans, net of deferred loan fees and costs	2,341.9	1,668.7	1,553.1	198.6	2,590.0	46.0	8,398.3
Less: allowance for credit losses	(30.7)	(21.9)	(17.9)	(5.1)	(34.0)	(0.6)	(110.2)
Total loans	2,311.2	1,646.8	1,535.2	193.5	2,556.0	45.4	8,288.1
Other assets acquired through foreclosure, net	15.5	21.0	—	—	—	20.6	57.1
Goodwill and other intangible assets, net	—	25.9	—	—	—	—	25.9
Other assets	34.8	64.2	6.2	15.3	22.9	373.8	517.2
Total assets	$2,363.8	$1,762.9	$1,543.6	$209.1	$2,578.9	$2,142.2	$10,600.5
Liabilities:
Deposits	$2,178.0	$3,230.6	$1,744.5	$584.0	$946.6	$247.3	$8,931.0
Other borrowings	—	—	—	—	—	390.3	390.3
Other liabilities	17.4	40.8	8.9	0.2	72.4	138.6	278.3
Total liabilities	2,195.4	3,271.4	1,753.4	584.2	1,019.0	776.2	9,599.6
Allocated equity:	250.8	209.0	70.9	126.8	232.9	110.5	1,000.9
Total liabilities and stockholders' equity	$2,446.2	$3,480.4	$1,824.3	$711.0	$1,251.9	$886.7	$10,600.5
Excess funds provided (used)	82.4	1,717.5	280.7	501.9	(1,327.0)	(1,255.5)	—

No. of offices	11	18	9	2	—	—	40
No. of full-time equivalent employees	215	295	198	29	99	295	1,131

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(dollars in millions)
At June 30, 2014
Assets:
Cash, cash equivalents, and investment securities	$3.0	$7.0	$2.2	$0.2	$—	$1,973.6	$1,986.0
Loans, net of deferred loan fees and costs	2,131.0	1,682.6	1,515.3	179.5	1,951.5	84.6	7,544.5
Less: allowance for credit losses	(29.9)	(23.6)	(18.7)	(5.1)	(27.4)	(1.2)	(105.9)
Total loans	2,101.1	1,659.0	1,496.6	174.4	1,924.1	83.4	7,438.6
Other assets acquired through foreclosure, net	13.1	24.1	—	—	—	22.1	59.3
Goodwill and other intangible assets, net	—	26.5	—	—	—	—	26.5
Other assets	42.2	62.7	10.8	15.4	21.1	361.0	513.2
Total assets	$2,159.4	$1,779.3	$1,509.6	$190.0	$1,945.2	$2,440.1	$10,023.6
Liabilities:
Deposits	$2,115.4	$3,187.8	$1,666.2	$394.9	$886.3	$218.9	$8,469.5
Other borrowings	—	—	—	—	—	337.5	337.5
Other liabilities	20.9	46.8	4.7	0.1	24.7	161.7	258.9
Total liabilities	2,136.3	3,234.6	1,670.9	395.0	911.0	718.1	9,065.9
Allocated equity:	233.7	212.5	83.1	105.6	152.3	170.5	957.7
Total liabilities and stockholders' equity	$2,370.0	$3,447.1	$1,754.0	$500.6	$1,063.3	$888.6	$10,023.6
Excess funds provided (used)	210.6	1,667.8	244.4	310.6	(881.9)	(1,551.5)	—

No. of offices	10	18	9	2	—	—	39
No. of full-time equivalent employees	212	305	197	21	92	285	1,112

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended June 30, 2015:
Net interest income (expense)	$32,091	$29,946	$24,070	$5,216	$24,432	$(7,037)	$108,718
Provision for credit losses	826	(3,148)	634	513	1,251	(76)	—
Net interest income (expense) after provision for credit losses	31,265	33,094	23,436	4,703	23,181	(6,961)	108,718
Non-interest income	1,008	2,370	850	271	321	(7,011)	(2,191)
Non-interest expense	(14,507)	(14,918)	(11,777)	(2,142)	(9,548)	(8,317)	(61,209)
Income (loss) from continuing operations before income taxes	17,766	20,546	12,509	2,832	13,954	(22,289)	45,318
Income tax expense (benefit)	6,970	7,191	5,261	1,191	5,233	(15,247)	10,599
Net income	$10,796	$13,355	$7,248	$1,641	$8,721	$(7,042)	$34,719

Six Months Ended June 30, 2015:
Net interest income (expense)	$61,076	$59,155	$46,560	$9,669	$47,742	$(12,376)	$211,826
Provision for (recovery of) credit losses	158	(2,799)	266	486	2,660	(71)	700
Net interest income (expense) after provision for credit losses	60,918	61,954	46,294	9,183	45,082	(12,305)	211,126
Non-interest income	1,947	4,653	1,515	322	1,037	(5,732)	3,742
Non-interest expense	(29,268)	(29,392)	(23,398)	(4,159)	(18,826)	(10,199)	(115,242)
Income (loss) from continuing operations before income taxes	33,597	37,215	24,411	5,346	27,293	(28,236)	99,626
Income tax expense (benefit)	13,180	13,025	10,265	2,248	10,235	(24,236)	24,717
Net income	$20,417	$24,190	$14,146	$3,098	$17,058	$(4,000)	$74,909

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended June 30, 2014:
Net interest income (expense)	$29,211	$29,359	$22,502	$2,200	$16,226	$(5,600)	$93,898
Provision for credit losses	3	(2,011)	(1,672)	—	3,467	720	507
Net interest income (expense) after provision for credit losses	29,208	31,370	24,174	2,200	12,759	(6,320)	93,391
Non-interest income	934	2,248	865	34	643	874	5,598
Non-interest expense	(12,793)	(15,922)	(12,410)	(861)	(6,640)	(3,615)	(52,241)
Income (loss) from continuing operations before income taxes	17,349	17,696	12,629	1,373	6,762	(9,061)	46,748
Income tax expense (benefit)	6,805	6,194	5,310	577	2,536	(10,716)	10,706
Income from continuing operations	10,544	11,502	7,319	796	4,226	1,655	36,042
Loss from discontinued operations, net	—	—	—	—	—	(504)	(504)
Net income	$10,544	$11,502	$7,319	$796	$4,226	$1,151	$35,538

Six Months Ended June 30, 2014:
Net interest income (expense)	$55,819	$57,954	$43,181	$4,313	$30,190	$(6,782)	$184,675
Provision for credit losses	1,561	(2,895)	(1,017)	—	5,637	721	4,007
Net interest income (expense) after provision for credit losses	54,258	60,849	44,198	4,313	24,553	(7,503)	180,668
Non-interest income	1,710	4,384	2,015	65	725	1,268	10,167
Non-interest expense	(26,053)	(31,005)	(24,358)	(1,887)	(13,148)	(5,273)	(101,724)
Income (loss) from continuing operations before income taxes	29,915	34,228	21,855	2,491	12,130	(11,508)	89,111
Income tax expense (benefit)	11,734	11,981	9,190	1,047	4,549	(17,171)	21,330
Income from continuing operations	18,181	22,247	12,665	1,444	7,581	5,663	67,781
Loss from discontinued operations, net	—	—	—	—	—	(1,158)	(1,158)
Net income	$18,181	$22,247	$12,665	$1,444	$7,581	$4,505	$66,623

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Tax, Pre-Provision Operating Earnings by Quarter:
	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(in thousands)
Total non-interest income	$(2,191)	$5,933	$8,417	$5,992	$5,598
Less:
Gains (losses) on sales of investment securities, net	55	589	373	181	(163)
Unrealized (losses) gains on assets and liabilities measured at fair value, net	(7,885)	(309)	1,357	896	235
Loss on extinguishment of debt	(81)	—	—	(502)	—
Total operating non-interest income	5,720	5,653	6,687	5,417	5,526
Plus: net interest income	108,718	103,108	102,145	98,073	93,898
Net operating revenue (1)	$114,438	$108,761	$108,832	$103,490	$99,424

Total non-interest expense	$61,209	$54,033	$55,742	$49,778	$52,241
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(1,218)	(351)	(1,102)	(1,956)	184
Merger / restructure expense	7,842	159	—	15	26
Total operating non-interest expense (1)	$54,585	$54,225	$56,844	$51,719	$52,031

Pre-tax, pre-provision operating earnings (2)	$59,853	$54,536	$51,988	$51,771	$47,393

Tangible Common Equity:
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(dollars and shares in thousands)
Total stockholders' equity	$1,514,744	$1,051,330	$1,000,928	$1,003,122	$957,664
Less: goodwill and intangible assets	299,975	25,632	25,913	26,194	26,475
Total tangible stockholders' equity	1,214,769	1,025,698	975,015	976,928	931,189
Less: preferred stock	70,500	70,500	70,500	141,000	141,000
Total tangible common equity	1,144,269	955,198	904,515	835,928	790,189
Plus: deferred tax - attributed to intangible assets	6,515	903	1,006	1,138	1,138
Total tangible common equity, net of tax	$1,150,784	$956,101	$905,521	$837,066	$791,327
Total assets	$13,470,103	$11,251,943	$10,600,498	$10,288,824	$10,023,587
Less: goodwill and intangible assets, net	299,975	25,632	25,913	26,194	26,475
Tangible assets	13,170,128	11,226,311	10,574,585	10,262,630	9,997,112
Plus: deferred tax - attributed to intangible assets	6,515	903	1,006	1,138	1,138
Total tangible assets, net of tax	$13,176,643	$11,227,214	$10,575,591	$10,263,768	$9,998,250
Tangible common equity ratio (3)	8.7%	8.5%	8.6%	8.2%	7.9%
Common shares outstanding	102,291	89,180	88,691	87,849	87,774
Tangible book value per share, net of tax (4)	$11.25	$10.72	$10.21	$9.53	$9.02

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(in thousands)
Total operating non-interest expense	$54,585	$54,225	$56,844	$51,719	$52,031
Divided by:
Total net interest income	108,718	103,108	102,145	98,073	93,898
Plus:
Tax equivalent interest adjustment	7,878	7,389	6,489	6,348	6,029
Operating non-interest income	5,720	5,653	6,687	5,417	5,526
	$122,316	$116,150	$115,321	$109,838	$105,453
Efficiency ratio - tax equivalent basis (5)	44.6%	46.7%	49.3%	47.1%	49.3%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:
	Jun 30, 2015	Dec 31, 2014
Allowance for credit losses	$115,056	$110,216
Plus: remaining credit marks
Acquired performing loans	16,197	2,041
Purchased credit impaired loans	8,643	9,279
Adjusted allowance for credit losses	139,896	121,536

Gross loans held for investment and deferred fees, net	10,321,221	8,398,265
Plus: remaining credit marks
Acquired performing loans	16,197	2,041
Purchased credit impaired loans	8,643	9,279
Adjusted loans, net of deferred fees and costs	10,346,061	8,409,585

Allowance for credit losses to gross loans	1.11%	1.31%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.35	1.45

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

Basel III
June 30, 2015
(in thousands)
Common Equity Tier 1:
Common equity	$1,444,244
Less:
Accumulated other comprehensive income	15,348
Non-qualifying goodwill and intangibles	289,217
Disallowed deferred tax asset	3,093
Unrealized gain on trust preferred securities	5,965
Common equity Tier 1 (regulatory) (7) (10)	1,130,621
Plus:
Trust preferred securities	81,500
Preferred stock	70,500
Less:
Disallowed deferred tax asset	4,640
Unrealized gain on trust preferred securities	8,948
Tier 1 capital (8) (10)	$1,269,033
Divided by: estimated risk-weighted assets (regulatory (8) (10)	$12,439,928
Common equity Tier 1 ratio (8) (10)	9.1%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,269,033
Plus:
Subordinated debt	136,778
Qualifying allowance for credit losses	115,056
Other	2,124
Less: Tier 2 qualifying capital deductions	—
Tier 2 capital	$253,958
Total capital	1,522,991

Tier 1 Capital:
Classified assets	$230,959
Divided by:
Common equity Tier 1 (regulatory) (7) (10)	1,130,621
Plus: Allowance for credit losses	115,056
Total Common equity Tier 1 plus allowance for credit losses	$1,245,677
Classified assets to common equity Tier 1 plus allowance (9) (10)	19%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, as under U.S. GAAP, a company's allowance for credit losses is not carried over in an acquisition, rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476